March 18,2002


Dear Stockholder:

     We cordially invite you to attend the 2002 Annual Meeting of Stockholders of Alpena Bancshares, Inc. (the "Company"). The Annual Meeting will be held at the Thunder Bay Recreational Center, 701 Woodward Avenue, Alpena, Michigan, at 1:00 p.m., Michigan time, on April 16, 2002.

     The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any stockholders questions. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning the activities and operating performance of the Company.

     The business to be conducted at the Annual Meeting consists of the election of three directors to the Board of Directors of the Company and the ratification of the appointment of Plante & Moran, LLP as auditors for the year ending December 31, 2002. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" the election of directors and "FOR" the ratification of the appointment of the Company's auditors.

     The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders.

     On behalf of the Board of Directors. We urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,



Martin A. Thomson
President and Chief Executive Officer

                             ALPENA BANCSHARES, INC.
                             100 South Second Avenue
                             Alpena, Michigan 49707
                                 (989) 356-9041

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On April 16, 2002

     Notice is hereby given that the Annual Meeting of Alpena Bancshares, Inc. (the "Company") will be held at the Thunder Bay Recreational Center, 701 Woodward Avenue, Alpena, Michigan, on April 16, 2002, at 1:00 p.m., Michigan time.

     A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon:

     1. The election of three directors of the Company;

     2. The ratification of the appointment of Plante & Moran, LLP as auditors for the Company for the year ending December 31, 2002; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on February 28, 2002, are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

     A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company's main office, 100 South Second Avenue, Alpena, Michigan, for the twenty (20) days immediately prior to the Annual meeting. It also will be available for inspection at the Annual Meeting

     EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                             By Order of the Board of Directors


                                             /s/ James I. Malaski
                                             -------------------------------
                                             James I. Malaski
                                             Secretary

Alpena, Michigan
March 18, 2002


--------------------------------------------------------------------------------
IMPORTANT; THE PROMPT RETURN OF PROXIES WILLSAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT


                             ALPENA BANCSHARES, INC.
                              100 S. Second Avenue
                             Alpena, Michigan 49707
                                 (989) 356-9041


                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 16, 2002

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Alpena Bancshares, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at the Thunder Bay Recreational Center, 701 Woodward Avenue, Alpena, Michigan, on April 16, 2002, at 1:00 p.m., Michigan time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 18, 2002.

     At the Annual Meeting, stockholders will vote on the election of three directors of the Company and on the ratification of the appointment of the Company's auditors for the fiscal year ending December 31, 2002.

                              REVOCATION OF PROXIES

     Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

     The Board of Directors knows of no additional matters that will be presented for consideration at the Annual meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual meeting or any adjournments thereof.

     Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, at the address of the Company shown above. The presence at the Annual Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Holders of record of the Company's common stock, par value $1.00 per share (the "Common Stock") as of the close of business on February 28, 2002 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 1,641,579 shares of Common Stock issued and outstanding, 920,000 of which were held by Alpena Bancshares, M.H.C. (the "Mutual Holding Company"), and 721,579 of which were held by stockholders other than the Mutual Holding Company. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Broker non-voted and abstentions will be counted as shares present and entitled to vote for the purposes of establishing a quorum. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitations of proxies.

     As to the election of directors, the proxy card provided by the Board of Directors enables the stockholder to vote "FOR" the election of the three nominees proposed by the Board, or to "WITHHOLD AUTHORITY" to vote for the nominees proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominee being proposed is withheld.

     As to the ratification of Plante & Moran, LLP as independent auditors of the Company, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. The affirmative vote of holders of a majority of the total votes present at the Annual Meeting in person or by proxy is required for approval of the ratification of Plante & Moran, LLP as the Company's independent auditors. Shares as to which the "ABSTAIN" box has been selected on the proxy card will count as shares present and entitled to vote and will be treated as votes "AGAINST" the proposal.

     Management of the Company anticipates that shares of Common Stock owned by the Mutual Holding Company will be voted in favor of the nominees for director and in favor of the ratification of the Company's auditors for the fiscal year ending December 31, 2002. The affirmative vote of such shares would ensure the election of such nominees and the ratification of such auditors.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC") regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by directors and nominees individually, by executive officers individually, by executive officers and directors as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock.

                                                    Amount of Shares
                                                    Owned and Nature                       Percent of Shares
        Name and Address of                           of Beneficial                         of Common Stock
          Beneficial Owners                         Ownership (1) (4)                         Outstanding
          -----------------                         -----------------                         -----------

Directors and Executive Officers (2)
Duane I. Dickey (8)                                      24,813                                  1.51%

Martin A. Thomson                                        12,362                                  0.75

Gary W. Bensinger                                           966                                  0.06

James C. Rapin                                            8,364                                  0.51

Keith D. Wallace                                          7,715                                  0.47

Gary C. VanMassenhove                                       500                                  0.03

James I. Malaski                                         14,237                                  0.87

Debra S. Weiss                                              100                                  0.01

All Directors and Executive Officers                     69,057                                  4.21
   As a Group (8 persons) (3)


                                                      (Footnotes on next page)
-------------------------------------------------------------------------------
                                       2

Principal Stockholders:
Alpena Bancshares, M.H.C.                               920,000                                 56.04
100 S. Second Avenue
Alpena, Michigan 49707

Financial & Investment Management Group, Ltd.           120,364                                  7.33
417 Saint Joseph Street
Suttons Bay, Michigan 49682  (5)

Jeffrey L. Gendell, Individually, and as                128,930                                  7.85
Managing Member of
Tontine Management, L.L.C., and
General Partner of
Tontine Financial Partners, L.P.
237 Park Avenue, 9th Floor
New York, New York   10017  (6)

Jeffrey S. Halis, as the general                        93,708                                   5.71
partner of each of
Tyndall Partners, L.P.,
Tyndall Institutional Partners, L.P., and
Madison Avenue Partners, L.P.,
153 East 53rd Street, 55th Floor
New York, New York   10022  (7)

------------------------

(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.
(2) The mailing address for each person listed is 100 S. Second Avenue, Alpena, Michigan 49707.
(3) The Company's executive officers and directors are also executive officers and directors of Alpena Bancshares, M.H.C.
(4) Includes shares of Common Stock allocated to the accounts of employees pursuant to the Company's Employee Stock Ownership Plan ("ESOP"). Under the terms of the ESOP, shares of Common Stock so allocated are voted
     in  accordance   with  the instructions of the respective employees,  while unallocated shares are voted by the ESOP trustee in the manner calculated to most accurately reflect the instructions it has received from the participants regarding the allocated shares, unless its fiduciary duty requires otherwise.
(5)  Based on a schedule 13G filed with the SEC on February 15,  2002.
(6)  Based on a schedule 13D filed with the SEC on January 18, 2002.
(7)  Based on a schedule 13D filed with the SEC on January 29, 2002.
(8) Mr. Dickey resigned as Chairman of the Board of the Company, effective March 13, 2002

                       PROPOSAL I - ELECTION OF DIRECTORS

     The Company's Board of Directors is currently composed of five members with two vacancies. The Company's bylaws provide that approximately one-third of the directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated to serve as director, Martin A. Thomson, James C. Rapin, and Gary C. VanMassenhove, each of whom is currently a member of the Board of Directors. Messrs. Thomson and Rapin will be elected to serve for three-year periods, and Mr. VanMassenhove will be elected for a one-year period, and until their successors shall have been elected and shall qualify. At the Annual meeting, proxies cannot be voted for a greater number of persons than the three nominees in this proxy statement.

     The table below sets forth certain information regarding the composition of the Company's Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominees were selected.

                                                                                         Shares of
                                                                                       Common Stock
                                      Positions                                        Beneficially
                                     Held in the      Director     Current Term          Owned on        Percent
     Name (1)             Age          Company        Since (2)      to Expire        Record Date (3)   of Class
     --------             ---          -------        ---------      ---------        ---------------   --------

                                    NOMINEES

James C. Rapin             61         Director          1986           2002                 8,364           *
Martin A. Thomson          53      President, CEO       1986           2002               12,362            *
                                    and Director
Gary C. VanMassenhove      55         Director          2001           2002                   500           *


                         DIRECTORS CONTINUING IN OFFICE

Gary W. Bensinger         59          Director          1985           2004                   966           *
Keith D. Wallace          60          Director          1988           2004                 7,715           *


     ----------------------------
* Less than 1%.

(1) The mailing address for each person listed is 100 S. Second Avenue, Alpena, Michigan 49707. Each of the persons listed is also a director of First Federal of Northern Michigan, the Company's savings association subsidiary (the "Bank"), as well as Alpena Bancshares, M.H.C., which owns the majority of the Company's issued and outstanding shares of Common Stock.

(2) Except for Mr. VanMassenhove, reflects initial appointment to the Board of Directors of the Bank's mutual predecessor.

(3) See definition of "beneficial ownership" in the table under the heading "Voting Securities and Principal Holders Thereof."

     The principal occupation during the past five years of each director and executive officer of the Company and the Bank is set forth below. References to the Company include, where applicable, the Bank, which reorganized to form the Company as its holding company in November 2000. All directors and executive officers have held their present positions for five years unless otherwise stated.

         Directors -

     James C. Rapin was elected as the Vice Chairman of the Board of Directors of the Company in April 2001 and Chairman of the Board of Directors of the Company in March 2002 upon the resignation of Duane I. Dickey. He and has been a director of the Bank since 1985, and a director of the Company since its formation in November 2000. Mr. Rapin is a pharmacist with LeFave Pharmacy, Alpena, Michigan.

     Martin A. Thomson was named Acting President and Chief Executive Officer of the Company and Bank in May 2001 and later named President and Chief Executive Officer in October 2001. Mr. Thomson previously held the position of President and Chief Executive Officer of Presque Isle Electric and Gas Cooperative, Inc., Onaway, Michigan. Mr. Thomson has been a director of the Bank since 1986, and a director of the Company since its formation in November 2000.

     Gary W. Bensinger is owner of Bensinger's Western Auto Store in Alpena, Michigan. Mr. Bensinger was named Vice Chairman of the Board of Directors of the Company in March 2002, and has been a director of the Bank since 1985, and a director of the Company since its formation in November 2000.

     Keith D. Wallace is the senior partner of the law firm of Isackson and Wallace, PC, located in Alpena, Michigan. Mr. Wallace has acted as general counsel to the Bank since 1988. Mr. Wallace has been a Director of the Bank since 1988, and a director of the Company since its formation in November 2000.

     Gary C. VanMassenhove is a partner in VanMassenhove, Kearly, Taphouse & Faulman, CPAs. Mr. VanMassenhove has been a Certified Public Accountant for 31 years. He has been a director of the Company and the Bank since September 2001.


         Executive Officers Who Are Not Directors-

     Thomas S. Davis was named Senior Vice President, Operations of the Bank in April 2001, after serving as Vice President of Operations since joining the Bank in July 1999. Prior to joining the Bank Mr. Davis served as the Chief Financial Officer of Bank of Ann Arbor, Ann Arbor, Michigan. Mr. Davis also previously held operations and financial officer positions at other banks since 1987.

     Jerome W. Tracey was named Senior Vice President, Senior Lender of the Bank in September 2001, after serving as Vice President of Commercial Services since joining the Bank in November 1999. Prior to joining the Bank, Mr. Tracey served as Vice President of Commercial Lending for National City Bank, Alpena,
Michigan, a position he held since 1996. Mr. Tracey has been in the banking profession since 1981.

     James D. Hubinger was named Chief Financial Officer and Treasurer of the Bank in April 2001, after serving as the Controller since joining the Bank in November 1999. Prior to joining the Bank, Mr. Hubinger served as Assistant Vice President - External Reporting Manager with the former Mutual Savings Bank, Bay City, Michigan, a position he held since 1993. Mr. Hubinger has been in the banking industry since 1978.

     Debra S. Weiss was named Vice President, Retail Services of the Bank in September 2001, after serving as the Gaylord Branch Manager since joining the Bank in May 2001. Prior to joining the Bank, Ms. Weiss served as Secondary Market Officer and Compliance Officer for Alden State Bank, Alden, Michigan. Ms. Weiss was employed as a Compliance Specialist Examiner for the Office of Comptroller of the Currency from 1998 - 1999, and she held various officer positions with First National Bank, Gaylord, Michigan from 1992 - 1998.

     Joseph W. Gentry was named Vice President, Human Resources in February 2002, after serving as Director of Human Resources since joining the Bank in October 2001. Prior to joining the Bank, Mr. Gentry served as Manager - Industrial Relations / Safety for Lafarge - Presque Isle Corporation since 1991, and was employed by Besser Company from 1973 to 1991 as Personnel Manager / Safety Director. Mr. Gentry has taught economics at Alpena Community College as an adjunct professor for the past 15 years.

     James I. Malaski is Vice President of Corporate Relations and Corporate Secretary of the Bank. Mr. Malaski joined the Bank as Vice President in 1983 and was made Secretary of the Bank in October 1999. Mr. Malaski has previously filled the positions of Executive Vice President and Chief Operations Officer for the Bank.

                   Ownership Reports by Officers and Directors

     The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock (10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement and Annual Report on Form 10-KSB of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock, to file a Form 3, 4 or 5 on a timely basis. During the year ended December 31, 2001, there were late filings of Form 3 for Messrs. Hubinger and VanMassenhove and for Ms. Weiss. There were also late filings of Form 4 for Mr. VanMassenhove and Ms. Weiss, which information was filed on Form 5 for each, in lieu of Form 4.

               Meetings and Committees of the Board of Directors

     The business of the Company's Board of Directors is conducted through meetings and activities of the Board and its committees. During the year ended December 31, 2001, the Board of Directors held 12 regular meetings and one special meeting. During the year ended December 31, 2001, no director attended fewer than 75% of the total meetings of the Board of Directors and committees on which such director served.

     The Company has established an Executive Committee, which is comprised of the full Board of Directors of the Company. The Executive Committee meets as necessary in the intervals between meetings of the full Board of Directors. The Committee has authority to act on all matters of the Company's business between Board meetings, subject to the ratification by the Board of Directors at its next meeting. The Executive Committee met ten times in 2001.

     The Company's Personnel Committee meets periodically to review the performance of officers and to determine compensation of officers to be recommended to the Board. It is comprised of the full Board of Directors. The Personnel Committee met two times during 2001.

     The full Board of Directors acts as the Company's Nominating Committee. The Nominating Committee selects nominees to the Board of Directors of the Company. The Nominating Committee met once during 2001.

     The Company's Audit Committee is comprised of the non-employee members of the Board of Directors. The Committee meets as needed in order to examine and approve the audit report prepared by the Company's independent auditors. During 2001, the Audit Committee met one time. Each member of the Audit Committee is "independent" as defined in the listing standards of the National Association of Securities Dealers. The Company's Board of Directors adopted an Audit Committee charter in July 2000.

                             Audit Committee Report

     In accordance with rules established by the SEC, the Audit Committee of the Company has prepared the following report for inclusion in this proxy statement:

As part of its ongoing activities, the Audit Committee has:

o Reviewed and discussed with management, the Company's audited consolidated financial statements for the year ended December 31, 2001.

o Discussed with the independent auditors of the Company, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.


This report has been provided by the Audit Committee:

            Duane I. Dickey
            Gary W. Bensinger
            Keith D. Wallace
            James C. Rapin
            Gary C. VanMassenhove

                             Directors' Compensation

     In 2001, each director of the Bank received a $600 monthly meeting fee, payable only if the director attended the meeting. Each director is paid for one excused absence. The Chairman of the Board received $850 for each regular meeting attended and each director received $600 for each special Board meeting attended.

     In addition to the foregoing, during the year ended December 31, 2001, Duane I. Dickey, Gary W. Bensinger, James C. Rapin, Martin A. Thomson, Keith D. Wallace and Gary VanMassenhove received $1,700, $2,500, $2,300, $2,400, $2,500 and $400 respectively, for their services as members of the Bank's Executive, Personnel and Audit Committees. The Bank paid a total of $62,200 in director and committee fees to members of the Board of Directors during the year ended December 31, 2001.

     No separate fees are paid to members for service on the Board of Directors of the Company, or for service on committees of the Company's Board of Directors.

                             Executive Compensation

     The following table sets forth for the years ended December 31, 2001, 2000 and 1999, certain information as to the total remuneration paid by the Bank or the Company to the Chief Executive Officer of the Bank and the Company (the "Named Executive Officer"). No other executive officer of the Company received total annual compensation in excess of $100,000 during the year ended December 31, 2001.

================================================================================

--------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
================================================================================
============================= =================================================

                                                                                       Long Term
                         Annual Compensation                                          Compensation Awards
----------------------------------------------------------------------- -------------------------------------------------
------------------------- ---------- ---------- ------- --------------- ------------ ---------- ---------- --------------


                            Years                           Other       Restricted
                            Ended                           Annual         Stock     Options/                All Other
Name and                  December    Salary    Bonus    Compensation    Awards(s)     SARs                Compensation
Principal Position (1)       31,      ($) (2)    ($)       ($) (3)          ($)         (#)      Payouts        ($)
------------------------- ---------- ---------- ------- --------------- ------------ ---------- ---------- --------------
------------------------- ---------- ---------- ------- --------------- ------------ ---------- ---------- --------------

Jerry A. Christensen (4)    2001      $76,456   $ -0-      $ 6,900         $ -0-       $ -0-      $ -0-        $ -0-
President and Chief         2000     $119,636   $ -0-      $10,500         $ -0-       $ -0-      $ -0-        $ -0-
Executive Officer           1999     $110,000   $ -0-      $ 9,300         $ -0-       $ -0-      $ -0-        $ -0-

------------------------- ---------- ---------- ------- --------------- ------------ ---------- ---------- --------------
------------------------- ---------- ---------- ------- --------------- ------------ ---------- ---------- --------------

Martin A. Thomson  (5)      2001      $65,998   $ -0-      $10,200         $ -0-       $ -0-      $ -0-        $ -0-
President and Chief         2000       $ -0-    $ -0-      $11,100         $ -0-       $ -0-      $ -0-        $ -0-
Executive Officer           1999       $ -0-    $ -0-      $ 9,000         $ -0-       $ -0-      $ -0-        $ -0-


========================= ========== ========== ======= =============== ========

(1) No other executive officer received salary and bonuses that in the aggregate exceeded $100,000.

(2) Amount shown is gross earnings.

(3) Includes fees for services on the Board of Directors and Board Committees of the Bank and the Company, and the Bank's service corporation subsidiary. The Bank also provides the Chief Executive Officer with the use of an automobile, insurance and other personal benefits that are not included in the Cash Compensation Table because such benefits do not exceed $50,000 or 10% of the officer's cash compensation for the year ended December 31, 2001.

(4) Mr. Christensen was appointed as President of the Bank as of December 31, 1998, and as Chief Executive Officer of the Bank on November 9, 1998, and resigned in May 2001.

(5) Mr. Thomson was appointed Acting President and Chief Executive Officer in May 2001, and as President and Chief Executive Officer in October 2001.

                                    Benefits

     Defined Benefit Plan. The Bank maintains a noncontributory defined benefit plan ("Retirement Plan"). All employees age 21 or older, who have worked at the Bank for a period of one year and have been credited with 1,000 or more hours of employment with the Bank during the year, are eligible to accrue benefits under the Retirement Plan. The Bank annually contributes an amount to the Retirement Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employment Retirement Income Security Act of 1974, as amended ("ERISA").

     At the normal retirement age of 65, the Retirement Plan is designed to provide a life annuity. The retirement benefit provided is an amount equal to 2.5% of a participant's average salary based on the average of the five consecutive years during the participant's years of employment which provide the highest average annual salary multiplied by the participant's years of credited service to the normal retirement date. Retirement benefits are also payable upon retirement due to early and late retirement. Benefits are also paid from the Retirement Plan upon a participant's disability or death. A reduced benefit is payable upon early retirement at or after age 55. Upon termination of employment other than as specified above, a participant who was employed by the Bank for a minimum of five years is eligible to receive his or her accrued benefit reduced for early retirement or a deferred retirement benefit commencing on such participant's normal retirement date. Benefits are payable in various annuity forms as well as in the form of a single lump sum payment. For the plan year ended June 30, 2001, the Bank made contributions to the Retirement Plan of $150,342.

     The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in plan year 2001, expressed in the form of a single life annuity for the final average salary and benefit service classification specified below. As of December 31, 2001, Mr. Thomson had less than one year credited service (i.e. benefit service) with the Bank.

===============================================================================================================

                                                       YEARS OF BENEFIT SERVICE AT RETIREMENT
----------------------------------------------------------------------------------------------------------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
    High 5-Year
   Average Salary            10                  15                 20                  25                 30
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

      $15,000              $3,750              $5,625             $7,500              $9,375             $11,250
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

      $25,000              $6,250              $9,375             $12,500            $15,625             $18,750
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

      $50,000              $12,500            $18,750             $25,000            $31,250             $37,500
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

      $100,000             $25,000            $37,500             $50,000            $62,500             $75,000
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

      $150,000             $37,500            $56,250             $75,000            $93,750            $112,500
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

===================== ================== =================== ================== =================== ==================

     Deferred Compensation Plan for Executive Officers. The Bank maintains a non-qualified deferred compensation plan for executive officers. Such officers may annually elect to defer a portion of their annual salary. The arrangement is funded by the purchase of annuity contracts and/or insurance contracts on the life of the employee. The Bank is the owner and beneficiary of the life insurance contract. Upon retirement or separation of service with the Bank, the employee will be paid an amount equivalent to the cash surrender value of the life insurance contract. Upon the employee's death, the employee's beneficiary will receive an amount equivalent to the death benefit provided under the life insurance contract on the life of the employee. As of December 31, 2001, the Plan had not purchased a life insurance contract on the life of Mr. Thomson.

     Employee Stock Ownership Plan and Trust. The Bank has established an Employee Stock Ownership Plan and related Trust for eligible employees. The ESOP is a tax-qualified plan subject to the requirements of ERISA and the Internal Revenue Code of 1986 (the "Code"). Employees with a 12-month period of employment with the Bank during which they worked at least 1,000 hours and who have attained age 21 are eligible to participate. The ESOP borrowed funds from an unrelated third party lender and used the funds to purchase 48,000 shares of the common stock issued in the Bank's initial stock offering. Collateral for the loan was the Common Stock purchased by the ESOP. The loan was being repaid principally from the Bank's contributions to the ESOP and was fully paid during 1999.

     Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan were allocated among participants on the basis of compensation in the year of allocation, up to an annual adjusted maximum level of compensation. Benefits generally become 100% vested after five years of credited service. Forfeitures will be reallocated among remaining participating employees in the same proportion as contributions. Benefits are payable upon death, retirement, early retirement, disability or separation from service. The Bank's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

     The Bank's Board of Directors administers the ESOP. The Bank has appointed First Bankers Trust Company, Quincy, Illinois to serve as trustee of the ESOP. The ESOP Committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of participating employees. Under the ESOP, nondirected shares will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA.

     401(k) Plan. The Bank established a 401(k) Plan for Bank employees as of May 1, 1999. The Plan is tax qualified and permits participants to elect to defer up to 50% (as of January 1, 2002) of their salary into the Plan. During 1999, the Bank made a matching contribution of 25% of the participant contribution to the Plan, up to 1% of the participant's total compensation for 1999. After 1999, the Bank has made matching contributions of 50% of the participant's contribution, up to 3% of the participant's total compensation for the year. All current employees at the time of the establishment of the Plan on May 1, 1999 were 100% vested in their contributions and in matching contributions. Subsequently, new employees became 100% vested after five years of credited service in matching contributions. However, beginning January 1, 2002 the vesting schedule changed to be on an equally graduated basis over a five- year period, which includes employees hired after May 1, 1999. Employees are 100% vested in their elective deferral amounts at all times under the Plan. Participants will be credited for years of service with the Bank prior to the effective date of the Plan. Forfeitures of discretionary contributions will be used to reduce the Bank's contributions in succeeding plan years.

     Stock Option Plan. Certain employees and non-employee directors of the Bank and the Company are eligible to participate in the Bank's 1996 Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan authorizes the grant of stock options and limited rights to purchase 69,000 shares, or 10% of the shares of common stock issued to minority stockholders in the initial public offering by the Bank. Upon the formation of the Company as the Bank's holding company in November 2000, the shares of common stock subject to the Stock Option Plan became the shares of Common Stock of the Company. Pursuant to the Stock Option Plan, grants may be made of (i) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code, (ii) options that do not so qualify ("non-statutory options") and (iii) limited rights (described below) that are exercisable only upon a change in control of the Bank or the company. Non-employee directors are only eligible to receive non-statutory options.

     The Stock Option Plan is administered by a committee consisting of certain non-employee directors of the Board of Directors (the "Committee"). In granting options, the Committee considers factors such as salary, length of employment with the Bank, and the employee's overall performance. All stock options are exercisable in five equal annual installments of 20% commencing one year from the date of grant; provided, however, that all options will be 100% exercisable in the event the optionee terminates his service due to normal retirement, death or disability, or in the event of a change in control of the Company or the Bank. Options may be exercised within 10 years from the date of grant. Stock options may be exercised up to one year following termination of service or such later period as determined by the Committee. The exercise price of the options will be at least 100% of the fair market value of the underlying Common Stock at the time of the grant. The exercise price may be paid in cash or Common Stock.

     Incentive stock options will only be granted to employees of the Bank and/or the Company. Non-employee directors will be granted non-statutory stock options. No incentive stock option granted in connection with the Stock Option Plan may be exercisable more than three months after the date on which the optionee ceases to perform services for the Bank and/or the Company, except that in the event of death, disability, normal retirement, or a change in control of the Bank or the Company, incentive stock options may be exercisable for up to one year; provided, however, that if an optionee ceases to perform services for the Bank or the Company due to retirement or following a change in control (as defined in the Stock Option Plan), any incentive stock options exercised more than three months following the date the optionee ceases to perform services shall be treated as a non-statutory stock option as described above.

     Upon the exercise of "limited rights" in the event of a change in control, the optionee will be entitled to receive a lump sum cash payment, or in certain cases, Common Stock, equal to the difference between the exercise price of the option and the fair market value of the shares of Common Stock subject to the option on the date of exercise of the right in lieu of purchasing the stock underlying the option. In the event of death or disability, the Bank and/or the Company, if requested by the optionee or beneficiary, may elect, in exchange for the option, to pay the optionee, or beneficiary in the event of death, the amount by which the fair market value of the Common Stock exceeds the exercise price of the option on the date of the optionee's termination of service for death or disability.

     Pursuant to the Stock Option Plan, non-employee directors at the inception of the Plan on April 17, 1996, Bensinger, Rapin, Thomson, and Wallace were each granted options to purchase 6,037 shares of Common Stock. These options were granted at an exercise price of $10.00 per share, which options have all been earned but not exercised. No options have been reserved for future issuance to non-employee directors under the Plan, and therefore Mr. VanMassenhove, who was appointed to the Board of Directors in September 2001, has not been awarded options under the Plan. Mr. Dickey was granted options for 11,212 shares as an employee of the Bank at an exercise price of $9.625, of which options for 3,500 shares were exercised in June 1998, and options for the remaining 7,712 shares expired as of December 31, 2000 (one year after his retirement as an employee of the Bank). No options were granted to the Named Executive Officer under the Stock Option Plan during the year ended December 31, 2001.

     Set forth below is certain information concerning options outstanding to the Named Executive Officer at December 31, 2001. No options were exercised by the Named Executive Officer during 2001.

=====================================================================================================================

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES
=====================================================================================================================
========================== =========== ============ ============================== ==================================
                                                        Number of Unexercised          Value of Unexercised In-
                                                             Options at                  The-Money Options at
                                                              Year-End                         Year-End
-------------------------- ----------- ------------ ------------------------------ ----------------------------------
-------------------------- ----------- ------------ ------------------------------ ----------------------------------
                             Shares
                            Acquired
                              upon        Value       Exercisable/Unexercisable        Exercisable/Unexercisable
          Name              Exercise    Realized                 (#)                              ($)
========================== =========== ============ ============================== ==================================
========================== =========== ============ ============================== ==================================

Martin A. Thomson              -----       $-----              6,037 / -----                     $13,583 / -----

========================== =========== ============ ============================== ==================================

     Recognition and Retention Plan. Certain employees and non-employee directors of the Bank and the Company are eligible to participate in the Bank's Recognition and Retention Plan, which was adopted in 1996 (the "Recognition Plan"). A Committee of the Board of Directors composed of "disinterested" directors (the "Recognition Plan Committee") administers the Recognition Plan and makes awards to executive officers and employees. Participants in the Recognition Plan earn (become vested in) shares of Restricted Stock covered by an award and all restrictions lapse over a period of time commencing from the date of the award; provided, however, that the Recognition Plan Committee may accelerate or extend the earnings rate on any awards made to officers and employees under the Recognition Plan. Awards to non-employee directors vest at the rate of 20% of the amount initially awarded commencing one year from the date of the award. Awards to executive officers and employees become fully vested upon termination of employment or service due to death, disability or normal retirement or following a termination of employment or service in connection with a change in the control of the Bank or the Company. Upon termination of employment or service for another reason, unvested shares are forfeited. Awards to non-employee directors fully vest upon a non-employee director's disability, death, normal retirement, or following termination of service in connection with a change in control of the Bank or the Company. Unvested shares of Restricted Stock will be forfeited by a non-employee director upon failure to seek reelection, failure to be reelected, or resignation from the Board (other than in connection with normal retirement, as defined by the Recognition Plan).

     Pursuant to the Recognition Plan, non-employee directors at the inception of the Plan on April 17, 1996, Bensinger, Rapin, Thomson, and Wallace were each granted 2,415 shares of Common Stock, which shares have been earned and issued. Mr. Dickey was granted 4,485 shares, as an employee of the Bank, at the inception of the Plan, which shares have been earned and issued. Mr. VanMassenhove, who was appointed to the Board of Directors in September 2001, has not been awarded any shares under the Plan. No additional shares were granted to the Named Executive Officer under the Recognition Plan during the year ended December 31, 2001. A total of 26,159 shares of Common Stock have been earned and issued pursuant to the Recognition Plan as of December 31, 2001 and 1,441 shares are reserved for future issuance.

                    Transactions with Certain Related Persons

     Under current federal law, except for loans or extensions of credit to executive officers and directors under Company-wide employee benefit plans, all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. Bank policy requires that all loans made to a director or executive officer must be approved in advance by a majority of the disinterested members of the Board of Directors. At December 31, 2001, the Bank's directors and executive officers had loans outstanding totaling $882,723 in the aggregate.

     The Bank intends that all transactions between the Bank and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to the Bank than could have been obtained by it in arm's-length negotiations with unaffiliated persons and will be approved by a majority of independent non-employee directors of the Bank not having an interest in the transaction.


              PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has approved the engagement of Plante & Moran, LLP to be the Company's auditors for the year ending December 31, 2002, subject to the ratification of the engagement by the Company's stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of Plante & Moran, LLP for the Company's fiscal year ending December 31, 2002. A representative of Plante & Moran, LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he so desires.

     On June 29, 2000, the Company dismissed the Company's previous independent auditor, Straley, Ilsley & Lamp, P.C. ("Straley"). The report of Straley on the Company's financial statements for the year ended December 31, 1999 did not contain any adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope accounting principles. The decision to change accountants was approved by the Company's Board of directors. The Company and Straley have not, in connection with the audit of the Company's financial statements for the year ended December 31, 1999, or for any subsequent interim period prior to and including March 31, 2000, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to Straley's satisfaction, would have caused Straley to make reference to the subject matters of the disagreement in connection with its reports.

     Set forth below is certain information concerning aggregate fees billed for professional services rendered by Plante & Moran, LLP during the fiscal year ended December 31, 2001:

         Audit Fees                                  $41,000
         Financial Information Systems
           Design and Implementation Fees            $    -
         All Other Fees                              $6,990

     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Plante & Moran, LLP's independence. The Audit Committee concluded that performing such services does not affect Plante & Moran, LLP's independence in performing its function as auditor of the Company.

     In order to ratify the selection of Plante & Moran, LLP as the auditors for the year ending December 31, 2002, the proposal must receive the affirmative vote of a majority of the shares at the Annual Meeting and entitled to vote. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF PLANTE & MORAN, LLP AS AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.


                              STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 100
S. Second Avenue, Alpena, Michigan 49707, no later than November 19, 2002. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                   OTHER MATTERS AND ADVANCE NOTICE PROCEDURES

     The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Exchange Act.

     The Bylaws of the Company provide an advance notice procedure for new business to be taken up at the Annual Meeting. In order for a stockholder to properly bring business before the Annual Meeting, the stockholder must state the new business in writing and file the description of the new business with the Secretary of the Company at least five days prior to the date of the Annual Meeting. A stockholder may make any other proposal at the Annual Meeting itself, and the proposal may be discussed and considered, but unless stated in writing and filed with the Secretary at least five days prior to the Annual Meeting, the proposal will be laid over for action at an adjourned, special or annual meeting of the stockholders taking place 30 days or more thereafter. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

     The date on which the 2003 Annual meeting of Stockholders is expected to be held is April 15, 2003. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2003 Annual meeting of Stockholders must be given to the Company no later than April 10, 2003.

                                  MISCELLANEOUS

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

     A COPY OF THE COMPANY'S REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2001 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO JAMES I. MALASKI, SECRETARY, ALPENA BANCSHARES, INC., 100 S. SECOND AVENUE, ALPENA, MICHIGAN 49707.



                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             /s/ James I. Malaski
                                             -------------------------------
                                             James I. Malaski
                                             Secretary

Alpena, Michigan
March 18, 2002